UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 23, 2004
(Date of earliest event reported)

MarketWatch, Inc.
(formerly MarketWatch.com, Inc.)
(Exact name of Registrant as specified in its charter)

Delaware	000-50562	27-0064104
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

825 Battery Street
San Francisco, California    94111
(Address of principal executive offices including zip code)

(415) 733-0500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 1.01 Entry into a Material Definitive Agreement.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 9.01 Financial Statements and Exhibits.

Signatures

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 23, 2004, Lawrence S. Kramer, the Chief Executive Officer of MarketWatch, Inc. (the "Company") entered into an Amended and Restated Employment Agreement with the Company, dated as of July 1, 2004 (the "Employment Agreement"). Pursuant to the Employment Agreement, Mr. Kramer will continue to be employed by the Company until July 1, 2007 unless his employment is earlier terminated in accordance with its terms. Mr. Kramer is to receive an annual salary of $350,000 and is eligible to receive an annual bonus of up to one hundred percent of his base salary, the payment of which is based on the achievement of certain performance levels by the Company. The other terms of Mr. Kramer's employment are set forth in the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On September 24, 2004, Mr. Kramer was granted an option to purchase 200,000 shares of Common Stock, at an exercise price per share of $11.68, which represented the closing selling price per share of the Common Stock on the Nasdaq National Market on September 24, 2004. Pursuant to the Employment Agreement, Mr. Kramer also was granted 85,000 shares of restricted common stock of the Company (the "Common Stock"). The terms of Mr. Kramer's restricted stock grant is set forth in his restricted stock bonus award agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Also on September 24, 2004, officers of the Company, consisting of Kathy Yates, Doug Appleton, Dave Callaway, Jeff Davis and Jamie Thingelstad, were granted options to purchase an aggregate of 250,000 shares of Common Stock, at the same exercise price. All the grants were made pursuant to the stockholder-approved 2004 Stock Incentive Plan of the Company (the "2004 Plan"), a copy of which is on file with the Securities and Exchange Commission as Exhibit No. 10.14 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003. A form of individual stock option agreement typically used in connection with grants under the 2004 Plan, including the grants to Mr. Kramer and the other officers of the Company, is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

On September 24, 2004, the Board of Directors of the Company approved an Amended and Restated 2004 Non-Employee Director Option Program under the 2004 Plan (the "Revised Director Program"). Under the Revised Director Program, each independent and non-employee director of the Company who becomes a member of the Company's Board of Directors will automatically be granted an option to purchase 15,000 shares of Common Stock. At each annual meeting of stockholders, each independent and non-employee director of the Company will automatically be granted an additional option to purchase 7,500 shares of Common Stock if he or she has served continuously as a member of the Board since the date of such director's initial grant. The Revised Director Program is attached hereto as Exhibit 10.4 and is incorporated herein by reference. On the same date, each of Ms. Christie Hefner and Messrs. Robert H. Lessin and Jeffrey F. Rayport was granted an option to purchase 5,500 shares of Common Stock, and each of Messrs. David Hodgson, Douglas McCormick and David Moore was granted an option to purchase 7,500 shares of Common Stock, all at an exercise price per share of $11.68, which represented the closing selling price per share of the Common Stock on the Nasdaq National Market on September 24, 2004. A form of individual stock option agreement typically used in connection with grants for directors under the 2004 Plan is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Zachary Leonard resigned as a member of the Board of Directors of the Company, effective as of September 24, 2004. Mr. Leonard's decision was based upon personal considerations and is unrelated in any manner to any past, present or contemplated accounting or finance issue or to any disagreement over accounting treatment or policy of the Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement of Lawrence S. Kramer, effective as of July 1, 2004. PDF
10.2	Restricted Stock Bonus Award Agreement of Lawrence S. Kramer, dated as of September 24, 2004. PDF
10.3	Form of Option Agreement for Employees under the 2004 Stock Incentive Plan PDF
10.4	Amended and Restated Non-Employee Director Option Program PDF
10.5	Form of Option Agreement for Directors under the 2004 Stock Incentive Plan PDF

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned therunto duly authorized.

MarketWatch, Inc.

By:	/s/ Douglas S. Appleton

Name: Douglas S. Appleton
Title: General Counsel and Secretary

Dated: September 29, 2004